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                                                                   EXHIBIT 10.51

                   SETTLEMENT AGREEMENT AND GENERAL RELEASE


     THIS SETTLEMENT AGREEMENT AND GENERAL RELEASE (the "Agreement") is made and entered into as of the 14th day of September, 1999 (the "Effective Date"), by and between System Software Associates, Inc., a Delaware corporation (the "Employer"), and William M. Stuek ("Stuek").

                                    RECITALS
                                    --------

     A. Stuek has been employed by the Employer as its Chief Executive Officer and Chairman of its Board of Directors.

     B. The Employer and Stuek agree that his employment has terminated effective September 15, 1999 and that he has resigned as Chairman of, and as a member of, the Board of Directors, also effective on September 15, 1999.

     NOW, THEREFORE, in consideration of the above premises and the following mutual covenants and conditions, the parties agree as follows:

     1. Termination of Employment. Effective the close of business on September 15, 1999, the Employer and Stuek agree that his employment with the Employer terminated and, also effective on September 15, 1999, that Stuek has resigned as Chairman of, and as a member of, the Board of Directors of the Employer. Stuek's termination shall be deemed to have occurred by virtue of his voluntary resignation under mutually amicable circumstances.

     2.   Release Payments.

          A. In accordance with the terms of the Amended and Restated Employment Agreement made and entered into effective as of the 16th day of October, 1998 by and between the Employer and Stuek (the "Employment Agreement"), and as a settlement payment hereunder, the Employer shall continue to pay Stuek his annual base salary of $500,000 for a period of twenty-four months (through and including September 15, 2001). The amount payable hereunder shall be subject to any payroll or other deductions as may be required to be made pursuant to law, government order, or by agreement with, or consent of, Stuek.

          B. The Employer and Stuek hereby agree that, in further consideration of this Agreement, the 110,625 shares of the Employer's Common Stock in which Stuek is vested pursuant to the terms of Exhibits A and B of the Employment Agreement shall, notwithstanding the terms thereof, continue to be exercisable through and including September 15, 2002, beginning September 30, 1999. In addition, and as further consideration, Stuek shall immediately become vested in an option to purchase an

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     additional 42,062 shares of Common Stock under Exhibits A and B, which option shall be exercisable through and including September 15, 2002. The Employer agrees that it will use all reasonable efforts to cause a registration of the shares of Common Stock obtained by Stuek through the exercise of all or any portion of the option hereunder to be declared effective as soon as practicable after Stuek requests the filing of such a registration statement.

          C. Ten percent (10%) of the payments made hereunder shall be in consideration of the release of any claim under the Age Discrimination in Employment Act of 1967, as amended, and as described in Paragraph 3, and Stuek agrees that such consideration is in addition to anything of value to which he already is entitled. The remainder of the payments shall be in consideration of the release of all other claims described below in Paragraph 3, and the Protective Agreement described in, and incorporated by reference in, Paragraph 6.

          D. Stuek agrees that he has been paid for all earned but unused vacation pay. Except as set forth in this Agreement, no other sums (contingent or otherwise), other than unpaid expense reimbursements incurred through September 15, 1999 for which he shall be paid in the ordinary course of business, shall be paid to Stuek in respect of his employment with the Employer, and any such sums (whether or not owed) are hereby expressly waived by Stuek, provided, however, that Stuek (i) may elect to continue his health insurance coverage, as mandated by COBRA, which may continue to the extent required by applicable law, and (ii) shall be entitled to receive his account balance, if any, under the Employer's 401(k) Plan in accordance with the terms of such Plan.

     3.  General Release.

          A. As a material inducement to the Employer to enter into this Agreement and in consideration of the payments to be made by the Employer to Stuek in Paragraph 2 above, Stuek, with full understanding of the contents and legal effect of this Agreement, and having the right and opportunity to consult with his counsel, releases and discharges the Employer, its stockholders, officers, directors, supervisors, managers, employees, agents, representatives, attorneys, divisions, subsidiaries and affiliates, and its and their predecessors, successors, heirs, executors, administrators, and assigns (collectively, the "Employer Released Parties") from any and all claims, actions, causes of action, grievances, suits, charges, or complaints of any kind or nature whatsoever, that he ever had or now has, whether fixed or contingent, liquidated or unliquidated, known or unknown, suspected or unsuspected, and whether arising in tort, contract, statute, or equity, before any federal, state, local, or private court, agency, arbitrator, mediator, or other entity, regardless of the relief or remedy. Without limiting the generality of the foregoing, it being the intention of the parties to make this Agreement as broad and as general as the law permits, this Agreement specifically includes any and all claims arising from any alleged violation by the Employer Released Parties under the Age Discrimination in Employment Act of 1967, as amended; Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1866, as amended by the Civil Rights Act of 1991 (42 U.S.C. (S) 1981); the

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     Rehabilitation Act of 1973, as amended; the Employee Retirement Income
     Security Act of 1974, as amended; the Illinois Wage Payment and Collection Act; the Illinois Human Rights Act, the Chicago Human Rights Ordinance, the Cook County Human Rights Ordinance, and other similar state or local laws; the Americans with Disabilities Act; the Family and Medical Leave Act; the Equal Pay Act; Executive Order 11246; Executive Order 11141; and any other statutory claim, employment or other contract claim or implied contract claim (including, but not limited to, any claim arising under the Employment Agreement and any exhibits thereto), or common law claim for wrongful discharge, defamation, or invasion of privacy arising out of or involving his employment with the Employer, the termination of his employment with the Employer, or involving any continuing effects of his employment with the Employer or termination of his employment with the Employer. Stuek further acknowledges that he is aware that statutes exist that render null and void releases and discharges of any claims, rights, demands, liabilities, action and causes of action which are unknown to the releasing or discharging party at the time of execution of the release and discharge. Stuek hereby expressly waives, surrenders and agrees to forego any protection to which he otherwise would be entitled by virtue of the existence of any such statute in any jurisdiction including, but not limited to, the State of Illinois. The foregoing notwithstanding, this Paragraph 3A does not release the Employer Released Parties from any claims Stuek may have with respect to the enforcement of the terms of this Agreement.

          B. As a material inducement to Stuek to enter into this Agreement and in consideration of his releases and other items of value provided by him hereunder, the Employer, on behalf of itself and all of the Employer Released Parties, with full understanding of the contents and legal effect of this Agreement, and having the right and opportunity to consult with its counsel, releases and discharges Stuek and his successors, heirs, executors, administrators, representatives and assigns (collectively, the "Stuek Released Parties") from any and all claims, actions, causes of action, grievances, suits, charges, or complaints of any kind or nature whatsoever, that it and/or they ever had or now has or have, whether fixed or contingent, liquidated or unliquidated, known or unknown, suspected or unsuspected, and whether arising in tort, contract, statute, or equity, before any federal, state, local, or private court, agency, arbitrator, mediator, or other entity, regardless of the relief or remedy. Without limiting the generality of the foregoing, it being the intention of the parties to make this Agreement as broad and as general as the law permits, this Agreement specifically includes any and all claims arising from any alleged violation by the Stuek Released Parties under any statute, law, ordinance, regulation, or contract, and any other statutory claim, employment or other contract claim or implied contract claim, or common law claim for defamation, or invasion of privacy, or arising out of or involving his employment with the Employer, the termination of his employment with the Employer, or involving any continuing effects of his employment with the Employer or termination of his employment with the Employer. The Employer, on behalf of the Employer Released Parties, further acknowledges that it and they are aware that statutes exist that render null and void releases and discharges of any claims, rights, demands, liabilities, action and causes of action which are unknown to the releasing or discharging party at the time of execution of the release and discharge. The Employer, on behalf of itself and the Employer

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     Released Parties, hereby expressly waives, surrenders and agrees to forego any protection to which it or they otherwise would be entitled by virtue of the existence of any such statute in any jurisdiction including, but not limited to, the State of Illinois. The foregoing notwithstanding, this Paragraph 3B does not release the Stuek Released Parties from any claims the Employer may have with respect to the enforcement of the terms of this Agreement.

     4.  Covenant Not to Sue.

          A. Stuek, for himself, his heirs, executors, administrators, successors and assigns covenants and agrees not to bring, file, charge, claim, sue or cause, assist, or permit to be brought, filed, charged or claimed any action, cause of action, or proceeding based upon any of the claims released under Paragraph 3A hereof, and further covenants and agrees that this Agreement is, will constitute and may be pleaded as, a bar to any such claim, action, cause of action or proceeding. If any government agency or court assumes jurisdiction of any charge, complaint, or cause of action released by this Agreement, Stuek will not seek and will not accept any personal equitable or monetary relief in connection with such investigation, civil action, suit or legal proceeding.

          B. The Employer, on behalf of all the Employer Released Parties, covenants and agrees not to bring, file, charge, claim, sue or cause, assist, or permit to be brought, filed, charged or claimed any action, cause of action, or proceeding based upon any of the claims released under Paragraph 3B hereof, and further covenants and agrees that this Agreement is, will constitute and may be pleaded as, a bar to any such claim, action, cause of action or proceeding. If any government agency or court assumes jurisdiction of any charge, complaint, or cause of action released by this Agreement, the Employer and the Employer Released Parties will not seek and will not accept any equitable or monetary relief in connection with such investigation, civil action, suit or legal proceeding.

     5.  No Disparaging, Untrue Or Misleading Statements.

          A. From and after the Effective Date, Stuek represents that he has not made or authorized, and agrees that he will not make or authorize, to any third party any disparaging, untrue, or misleading written or oral statements about or relating to the Employer or its products or services (or about or relating to any officer, director, agent, employee, or other person acting on the Employer's behalf). Stuek acknowledges that his continuing entitlement to payments under Paragraph 2 of the Agreement shall be conditioned upon his continuing compliance with Paragraphs 5, 6 and 9 of the Agreement and any violation of Paragraphs 5, 6 or 9 by Stuek shall terminate the Employer's obligation to continue to make payments under Paragraph 2.

          B. From and after the Effective Date, the Employer represents that it has taken and will continue to take commercially reasonable efforts to ensure that it has not made or authorized and will not make or authorize, to any third party any disparaging, untrue, or misleading written or oral statements about or relating to Stuek or his job performance.

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     6.  Protective Agreement.

          A. Stuek agrees that he will not, for any reason whatsoever, whether voluntarily or involuntarily, use for himself or disclose to any person any "Confidential Information" of the Employer acquired by Stuek during his relationship with the Employer. Confidential Information includes but is not limited to: (a) any financial, business, planning, operations, services, potential services, products, potential products, technical information and/or know-how, formulas, production, purchasing, marketing, sales, personnel, customer, broker, supplier or other information of the Employer; (b) any papers, data, records, processes, methods, techniques, systems, models, samples, devices, equipment, compilations, invoices, customer lists or documents of the Employer; (c) any confidential information or trade secrets of any third party provided to the Employer in confidence or subject to other use or disclosure restrictions or limitations; and (d) any other information, written, oral or electronic, whether existing now or at some time in the future, which pertains to the Employer's affairs or interests or with whom or how the Employer does business. The Employer acknowledges and agrees that Confidential Information does not include (i) information properly in the public domain, or (ii) information in Stuek's possession prior to the date of his original employment with the Employer. In addition, Stuek acknowledges and agrees that he shall continue to be bound by the terms and conditions of the protective agreement to which he is a party under Paragraph 9 of the Employment Agreement, the terms of which are incorporated herein by reference. Stuek further acknowledges and agrees that he is estopped from and will not dispute in any proceeding the enforceability of this Paragraph 6(a).

          B. It is agreed that breach of this Paragraph 6 will result in irreparable harm and continuing damages to the Employer and its business and that the Employer's remedy at law for any such breach or threatened breach, will be inadequate and, accordingly, in addition to such other remedies as may be available to the Employer at law or in equity in such event, any court of competent jurisdiction may issue a temporary and permanent injunction, without the necessity of the Employer posting bond and without proving special damages or irreparable injury, enjoining and restricting the breach, or threatened breach, of this Paragraph 6, including, but not limited to, any injunction restraining the breaching party from disclosing, in whole or part, any Confidential Information. In addition to, but not in lieu of, the remedies contained herein, the Employer and Stuek agree that for purposes of this Agreement, damages will be difficult to assess and, in recognition thereof, Stuek shall pay and the Employer shall accept as liquidated damages, and not as a penalty, the sum of $250,000. Stuek will pay all of the Employer's costs and expenses, including reasonable attorneys' and accountants' fees, incurred in enforcing this Paragraph 6.

     7. Severability. If any provision of this Agreement shall be found by a court to be invalid or unenforceable, in whole or in part, then such provision shall be construed and/or modified or restricted to the extent and in the manner necessary to render the same valid and enforceable, or shall be deemed excised from this Agreement, as the case may require, and this

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Agreement shall be construed and enforced to the maximum extent permitted by law, as if such provision had been originally incorporated herein as so modified or restricted, or as if such provision had not been originally incorporated herein, as the case may be. The parties further agree to seek a lawful substitute for any provision found to be unlawful; provided, that, if the parties are unable to agree upon a lawful substitute, the parties desire and request that a court or other authority called upon to decide the enforceability of this Agreement modify the Agreement so that, once modified, the Agreement will be enforceable to the maximum extent permitted by the law in existence at the time of the requested enforcement.

     8. Waiver. A waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver or estoppel of any subsequent breach. No waiver shall be valid unless in writing and signed by an authorized officer of the Employer (if an Employer waiver) or by Stuek (if a Stuek waiver).

     9.  Miscellaneous Provisions.

          A. Both parties agree they will keep the terms, contents, and amounts set forth in this Agreement completely confidential and, other than as required by statute, regulation, a court of competent jurisdiction, or the rules of any governmental agency, will not disclose any information concerning this Agreement's terms and amounts to any person other than each party's attorney, accountants, tax advisors, or (if disclosed by Stuek) Stuek's immediate family.

          B. Stuek represents and certifies that he has carefully read and fully understands all of the provisions and effects of this Agreement, has knowingly and voluntarily entered into this Agreement freely and without coercion, and acknowledges that on September 10, 1999, the Employer advised him to consult with an attorney prior to executing this Agreement and further advised him that he had twenty-one (21) days from the Effective Date within which to consider this Agreement. Stuek is voluntarily entering into this Agreement and neither the Employer nor its agents, representatives, or attorneys made any representations concerning the terms or effects of this Agreement other than those contained in the Agreement itself.

          C. Stuek acknowledges that he has seven (7) days from the date this Agreement is executed in which to revoke his acceptance of this Agreement, and this Agreement will not be effective or enforceable until such seven
     (7)-day period has expired.

     10. Complete Agreement. This Agreement sets forth the entire agreement between the parties, and, except as set forth in Paragraph 6 of this Agreement, fully supersedes any and all prior agreements or understandings between the parties pertaining to actual or potential claims arising from Stuek's employment with the Employer or the termination of Stuek's employment with the Employer.

     11. Reimbursement. If Stuek or his heirs, executors, administrators, successors or assigns (a) breaches Paragraphs 5, 6 or 9(a) of this Agreement, or
(b) attempts to challenge the

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enforceability of this Agreement, or (c) files a charge of discrimination, a lawsuit, or a claim of any kind for any matter released herein, Stuek or his heirs, executors, administrators, successors or assigns shall be obligated to tender back to the Employer all payments made to him or them under this Agreement.

     12. Amendment. This Agreement may not be altered, amended, or modified except in writing signed by both Stuek and the Employer.

     13. Future Cooperation. In connection with any and all claims, disputes, negotiations, investigations, lawsuits or administrative proceedings involving the Employer, Stuek agrees to make himself available, upon reasonable notice from the Employer, to provide information or documents, provide declarations or statements to the Employer, meet with attorneys or other representatives of the Employer, prepare for and give depositions or testimony, and/or otherwise cooperate in the investigation, defense or prosecution of any or all such matters.

     14. Joint Participation. The parties hereto participated jointly in the negotiation and preparation of this Agreement, and each party has had the opportunity to obtain the advice of legal counsel and to review and comment upon the Agreement. Accordingly, it is agreed that no rule of construction shall apply against any party or in favor of any party. This Agreement shall be construed as if the parties jointly prepared this Agreement, and any uncertainty or ambiguity shall not be interpreted against one party and in favor of the other.

     15. Headings. The headings in this Agreement are inserted for convenience only and are not to be considered a construction of the provisions hereof.

     16. Execution of Agreement. This Agreement may be executed in several counterparts, each of which shall be considered an original, but which when taken together, shall constitute one Agreement.

     17. Recitals. The recitals to this Agreement are an integral part hereof and shall be considered as substantive and not precatory language.

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     18.  Applicable Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Illinois, and any court action commenced to enforce this Release shall have as its sole and exclusive venue the County of Cook, Illinois.

     PLEASE READ THIS AGREEMENT AND CAREFULLY CONSIDER ALL OF ITS PROVISIONS BEFORE SIGNING IT. THIS AGREEMENT CONTAINS A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS, INCLUDING THOSE UNDER THE FEDERAL AGE DISCRIMINATION IN EMPLOYMENT ACT, AND OTHER FEDERAL, STATE AND LOCAL LAWS PROHIBITING DISCRIMINATION IN EMPLOYMENT.

     IN WITNESS WHEREOF, the parties have set their signatures on the date first written above.

SYSTEM SOFTWARE ASSOCIATES, INC.            WILLIAM M. STUEK




By:  /s/ Kirk Isaacson                      /s/ William M. Stuek
-------------------------------------      ---------------------------

Its:
    ---------------------------------

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